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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

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                        DATE OF REPORT: AUGUST 28, 1997

                           INTERSTATE HOTELS COMPANY
                                FOSTER PLAZA 10
                               680 ANDERSEN DRIVE
                         PITTSBURGH, PENNSYLVANIA 15220
                                 (412) 937-0600

     PENNSYLVANIA                     1-11731                   25-1788101
(State of incorporation)           (SEC File No.)              (IRS Employer
                                                            Identification No.)

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ITEM 2.       ACQUISITION OR DISPOSITION OF ASSETS

         On August 28, 1997, Interstate Hotels Company (the "Company") acquired substantially all of the equity interests in a limited partnership (the "Partnership") that owns three full-service upscale hotels: the 359-room Albany Marriott, the 320-room Minneapolis Marriott Southwest and the 350-room San Diego Mission Valley Marriott. The total purchase price, including estimated capital expenditures for anticipated renovations and closing costs, was approximately $98.8 million. Prior to the acquisition by the Company, Milton Fine, Chairman of the Board and the largest beneficial owner of the Company's Common Stock, beneficially owned a 1.1% general partnership interest and a 17% limited partnership interest in the entity that owned the three hotels. In addition, W. Thomas Parrington, Jr., the Company's President and Chief Executive Officer, and Robert L. Froman, the Company's Executive Vice President - Development, together beneficially owned a 1.2% limited partnership interest in such entity. Giving effect to the acquisition, Messrs. Fine, Parrington and Froman together beneficially own a .62% limited partnership interest in the Partnership.

         The Company used borrowings under its existing credit facility, together with a $30.0 million non-recourse loan from Credit Lyonnais, New York Branch secured by certain other property of the Company, to fund the acquisition. The $30.0 million non-recourse loan matures in 2004 and bears interest at a variable rate.

         The Company has signed a letter of understanding with Host Marriott Corporation ("HMC") to admit subsidiaries of HMC into the Partnership as general and limited partners, for a capital contribution of approximately $48.3 million, the proceeds of which would be used to repay a portion of the borrowings under the Company's existing credit facility. There can be no assurance that such investment will be made.


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ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.                              Description
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     2.1(a)   Plan and Agreement of Merger, dated as of August 28, 1997, by and between IHP Holdings Partnership, L.P. and Interstate Hotels Partners, L.P.

     2.1(b) Form of Purchase and Sale Agreement and Assignment of Limited Partnership Interest, dated as of August 28, 1997, by and between IHP Investment Company, L.L.C. and eight (8) separate limited partners.

     2.1(c) Purchase and Sale Agreement and Assignment of Limited Partnership Interest, dated as of August 28, 1997, by and between IHP Investment Company, L.L.C. and SB/Interstate General Partnership.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    INTERSTATE HOTELS COMPANY

Date:  September 12, 1997

                                    By: /s/ MARVIN I. DROZ
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                                        Marvin I. Droz
                                        Senior Vice President and Secretary

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                               INDEX TO EXHIBITS

Exhibit No.                            Description
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     2.1(a)   Plan and Agreement of Merger, dated as of August 28, 1997, by and between IHP Holdings Partnership, L.P. and Interstate Hotels Partners, L.P.

     2.1(b) Form of Purchase and Sale Agreement and Assignment of Limited Partnership Interest, dated as of August 28, 1997, by and between IHP Investment Company, L.L.C. and eight (8) separate limited partners.

     2.1(c) Purchase and Sale Agreement and Assignment of Limited Partnership Interest, dated as of August 28, 1997, by and between IHP Investment Company, L.L.C. and SB/Interstate General Partnership.